                                                                         EX-23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 4, 1998, except with respect to the restatement discussed in Note 1 and Note 3 as to which the date is July 28, 2000 included in Registration Statement File No. 0-14365 in this Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to October 25, 1998 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
-------------------------
Houston, Texas
May 22, 2001